Exhibit 10.1

<u>CONTRAT DE TRAVAIL A DUREE INDETERMINEE</u>

ENTRE LES SOUSSIGNES :

PLUG POWER INC., une société du Delaware régie par le droit de l'État de New York, dont le siège social se situe au 968 Albany Shaker Road, Latham, 12110 New York, États-Unis, représentée par Madame Tammy Kimble en sa qualité de Vice-Présidente des Ressources Humaines (« *VP of Human Resources* »), dûment habilitée à l'effet des présentes,

Ci-après la « Société »

D'UNE PART,

ET :

Monsieur Benjamin HAYCRAFT, demeurant actuellement [*].

Ci-après désigné « Monsieur Benjamin HAYCRAFT » ou le « Salarié »,

D'AUTRE PART,

Ci-après désignées ensemble « les Parties ».

IL A ETE CONVENU ET ARRETE CE QUI SUIT :

<u>ARTICLE 1 – ENGAGEMENT</u>

À compter du 3 mai 2021, la Société engage Monsieur Benjamin HAYCRAFT aux conditions indiquées ci-après ainsi qu'à titre informatif, aux conditions générales de la convention collective nationale des Ingénieurs et Cadres de la Métallurgie applicable à la Société à la date de signature du présent contrat et dont Monsieur Benjamin HAYCRAFT reconnaît avoir pris connaissance.

Monsieur Benjamin HAYCRAFT, qui accepte cet engagement, déclare formellement n'être lié à aucune autre entreprise, avoir quitté son précédent employeur libre de tout engagement de quelque nature que ce soit et en particulier n'être soumis à aucune obligation de non-concurrence qui pourrait empêcher son emploi par la Société.

<u>INDEFINITE TERM EMPLOYMENT CONTRACT</u>

BETWEEN:

PLUG POWER INC., a Delaware corporation governed under the laws of the State of New York, the head office of which is located at 968 Albany Shaker Road, Latham, 12110 New York, United States, represented by Mrs. Tammy Kimble in her capacity as VP of Human Resources, duly authorized for the purposes hereof,

Hereinafter the "Company"

ON THE ONE HAND,

AND:

Monsieur Benjamin HAYCRAFT, currently residing [*].

Hereinafter referred to as "Mr. Benjamin HAYCRAFT" or the "Employee",

ON THE OTHER HAND,

Hereinafter referred to collectively as "the Parties".

IT HAS BEEN AGREED AND DECIDED AS FOLLOWS:

<u>ARTICLE 1 – EMPLOYMENT</u>

As from May 3rd, 2021, the Company hires Mr. Benjamin HAYCRAFT under the conditions set out hereinafter and, for information purposes, under the general conditions of the national collective bargaining agreement of the "Ingénieurs et Cadres de la Métallurgie" applicable to the Company on the date of signature of this employment contract. Mr Benjamin HAYCRAFT acknowledges that he has acquainted himself with said collective bargaining agreement.

1

2 Mr. Benjamin HAYCRAFT acceptsthis employment and formally declaresthat he is not bound to any other company, that he has left his previous employer free from any commitments whatsoever, and in particular that he is not subject to any non-competition obligation which would prevent him from working for the Company.

3 La déclaration préalable à l’embauche (DPAE) est effectuée auprès de l’Urssaf territorialement compétente, à savoir l’Urssaf Alsace (Centre national des firmes étrangères). The declaration prior to hiring (DPAE) is made to the territorially competent Urssaf, namely the Urssaf of the Alsace region (National Center for Foreign Companies). Monsieur Benjamin HAYCRAFT est informé qu’il a la faculté d’exercer auprès de cet organisme son droit d’accès et de rectification de ses données personnelles contenues dans ladite déclaration, tel que conféré par la loi n° 78-17 du 6 janvier 1978 modifiée par la loi n° 2018-493 du 20 juin 2018 et les textes pris pour son application. Mr. Benjamin HAYCRAFT is informed that he may exercise with this body his right to access and to rectify his personal data contained in said declaration, pursuant to Act n° 78-17 of January 6, 1978, as amended by Act n° 2018-493 of June 20, 2018 and its related instruments. La Société pouvant à l’avenir être amenée à constituer une filiale dans un pays d’Europe incluant mais sans s’y limiter : la France, l’Allemagne, les Pays-Bas et la Belgique, Monsieur Benjamin HAYCRAFT accepte dès à présent que ladite filiale assume alors la qualité d’employeur à son égard à compter de sa constitution et que son lieu de travail soit transféré auprès du siège de celle-ci. Ce changement d’employeur donnera lieu à la conclusion d’un nouveau contrat de travail et, Monsieur Benjamin HAYCRAFT conservera, en tout état de cause, l’ancienneté précédemment acquise auprès de Plug Power Inc. Considering that the Company may in the future be led to incorporate a subsidiary in a European country including but not limited to: France, Germany, the Netherlands and Belgium, Mr. Benjamin HAYCRAFT hereby accepts that said subsidiary shall become his employer from the date of its incorporation and that his place of work shall be transferred to its headquarters. This change of employer will lead to the conclusion of a new employment contract and Mr. Benjamin HAYCRAFT will, in any event, retain the seniority previously acquired with Plug Power Inc. ARTICLE 2 – DUREE DU CONTRAT ARTICLE 2 – DURATION OF CONTRACT Le présent contrat est conclu pour une durée indéterminée. The present contract is entered for an indefinite term. Toutefois, le présent contrat ne deviendra définitif qu’à l’issue d’une période d’essai de quatre mois. However, the present contract will only be definitively entered into at the end of a trial period of four months. D’un commun accord écrit entre les Parties, cette période d’essai peut être renouvelée pour une durée additionnelle de deux mois, portant ainsi la durée maximale de la période d’essai à six mois. By a common written agreement between the Parties, this trial period can be renewed for an additional duration of two months, which would bring the maximum length of the trial period to six months. En cas d’interruption pour quelque raison que ce soit, la période d’essai sera automatiquement prolongée pour une durée égale à celle de l’interruption. If this period is interrupted for any reason, the trial period shall be automatically extended for the time of the interruption. Les Parties ont la possibilité de se notifier mutuellement la résiliation de la période d’essai jusqu’au dernier jour de celle-ci, aux conditions fixées par la loi ou la convention collective. The Parties have the mutual possibility to notify each other the termination of the trial period until its last day, subject to the conditions set by law or by the collective bargaining agreement.

4 ARTICLE 3 – FONCTIONS ARTICLE 3 – DUTIES Monsieur Benjamin HAYCRAFT est engagé en qualité de Vice-Président – Stratégie et Développement commercial, Europe (« VP Strategy & Business Development, Europe »), statut cadre, position III C, coefficient 240 en application de la classification de la convention collective nationale des Ingénieurs et Cadres de la Métallurgie. Mr. Benjamin HAYCRAFT is hired as VP Strategy & Business Development, Europe, executive status (“statut cadre”), position III C, coefficient 240, according to the job classification of the national collective bargaining agreement of the “Ingénieurs et Cadres de la Métallurgie”.

Monsieur Benjamin HAYCRAFT réalisera les missions définies par la Société et correspondant à sa qualification ainsi qu'à l'activité de l'entreprise, étant précisé que ces missions sont par nature évolutives.

Mr. Benjamin HAYCRAFT will carry out the duties defined by the Company in accordance with his qualification and the Company's activity, with the understanding that these duties are by nature evolutive.

À titre informatif, Monsieur Benjamin HAYCRAFT aura notamment pour mission de piloter la stratégie de la Société pour développer ses activités en Europe.

For information purposes, the duties of Mr. Benjamin HAYCRAFT will especially consist in managing the Company's strategy to expand its business in Europe.

À cet égard, il sera tout particulièrement en charge d'identifier les projets, les partenaires et les lieux stratégiques pour le développement commercial de Plug Power en Europe, d'identifier de nouvelles opportunités sur le marché Européen de l'hydrogène, notamment de fusions-acquisitions avec les acteurs du marché, d'assurer l'interface commercial avec les partenaires de Plug Power dans les *joint-ventures* auxquelles la Société est partie ainsi qu'avec ses autres partenaires actuels et futurs, et plus largement de contribuer au développement des infrastructures pour la production d'hydrogène vert à grande échelle en Europe.

In this regard, his responsibility will especially be to identify the strategic projects, partners and locations to develop Plug Power's business in Europe, to identify new opportunities in the European hydrogen market, such as merger and acquisition opportunities with market players, to act as the commercial interface between Plug Power and its joint-ventures partners and its other current or future partners, and more broadly to contribute to the development of the infrastructures for large scale green hydrogen generation in Europe.

ARTICLE 4 – LIEU DE TRAVAIL – MOBILITE

4.1. Monsieur Benjamin HAYCRAFT est informé qu'il exercera à titre principal ses fonctions en télétravail depuis son domicile, à ce jour situé : [*].

Afin de ne pas perturber l'organisation du télétravail, Monsieur Benjamin HAYCRAFT s'engage à prévenir la Société de tout changement de domicile au moins deux mois à l'avance.

Par ailleurs, Monsieur Benjamin HAYCRAFT s'engage à se rendre aux réunions organisées par la Société toutes les fois que cela est nécessaire.

4.2. Monsieur Benjamin HAYCRAFT doit affecter un espace de son domicile à l'exercice du télétravail.

Sous réserve de la conformité des installations électriques déjà en place au domicile de Monsieur Benjamin HAYCRAFT, la Société s'engage à fournir, installer et entretenir le matériel nécessaire au télétravail, à savoir un ordinateur portable. D'autres équipements à usage professionnel pourront être fournis au cas par cas. Monsieur Benjamin HAYCRAFT s'engage à utiliser à des fins professionnelles le matériel ainsi mis à sa disposition.

ARTICLE 4 – PLACE OF WORK – MOBILITY

4.1. Mr. Benjamin HAYCRAFT is informed that he will mainly carry out his duties remotely from his home, currently located: [*].

In order not to disrupt the organization of telework, Mr. Benjamin HAYCRAFT undertakes to notify the Company of any change of address at least two months in advance.

In addition, Mr. Benjamin HAYCRAFT undertakes to attend meetings organized by the Company whenever necessary.

4.2. Mr. Benjamin HAYCRAFT shall dedicate a space within his domicile for the performance of telework.

5

6 Subject to the conformity of the electrical installations already in place at Mr. Benjamin HAYCRAFT’s domicile, the Company undertakesto supply, install, and maintain the equipment necessary for telework, i.e., a laptop computer. Other home office items requested for business purposes can be discussed on a case-by-case basis. Mr. Benjamin HAYCRAFT commits to use for professional purposes the equipment provided to him. Ce matériel restant la propriété de l’entreprise, Monsieur Benjamin HAYCRAFT s’engage à le restituer dès la fin de la période de télétravail. This equipment being the property of the Company, Mr. Benjamin HAYCRAFT shall return it at the end of the telework period.

7 Monsieur Benjamin HAYCRAFT s’engage à prendre soin des équipements qui lui sont confiés et, en cas de problèmes techniques, à en aviser immédiatement la Société. Mr. Benjamin HAYCRAFT undertakes to take good care of the supplied equipment, and in case of technical issues, to immediately inform the Company. Pour des raisons de sécurité, tant pour Monsieur Benjamin HAYCRAFT que pour le bon fonctionnement de la Société, les conditions d’exécution du télétravail seront réexaminées en cas de changement de domicile. For security reasons, both for Mr. Benjamin HAYCRAFT and for the proper running of the Company, the conditions of performance of remote work shall be reassessed in the event of a change of address. La Société prendra les mesures nécessaires à la protection des données que Monsieur Benjamin HAYCRAFT utilise et traite à des fins professionnelles, et à l’informer des restrictions d’usage des équipements ou outils informatiques, le non-respect desquelles est susceptible d’entraîner des sanctions disciplinaires pouvant aller jusqu’au licenciement. The Company shall take the necessary measures to protect the data Mr. Benjamin HAYCRAFT uses and processes for professional purposes, and to inform him of restrictions on the use of computer equipment or tools. Non-compliance with these restrictions may lead to disciplinary sanctions up to a dismissal. 4.3. Monsieur Benjamin HAYCRAFT déclare être couvert par une assurance Multi-Risques Habitation couvrant l’exercice d’une activité salariée depuis son domicile et intégrant un complément d’assurance pour couvrir les risques étrangers à un vice de fabrication. 4.3. Mr. Benjamin HAYCRAFT declares that he is covered by a Multi-Risks Home Insurance covering the exercise of an activity as an employee from home and including additional insurance to cover risks other than a manufacturing defect. Monsieur Benjamin HAYCRAFT s’engage à fournir à la Société une copie de cette police d’assurance. Mr. Benjamin HAYCRAFT agrees to provide the Company with a copy of this insurance policy. Le surcoût éventuel sera pris en charge par la Société sur présentation d’un justificatif. The Company will cover the potential additional cost upon presentation of supporting evidence. 4.4. La Société s’engage à prendre à sa charge les coûts directement engendrés par le télétravail (lignes et communications téléphoniques, connexions Internet, achat et installation de logiciels spécifiques le cas échéant). 4.4. The Company undertakes to cover the costs directly incurred due to the telework (telephone lines and communications, Internet connections, purchase and installation of specific software when applicable). Par ailleurs, il est précisé que le salaire fixe de Monsieur Benjamin HAYCRAFT, tel que prévu à l’article 5 du présent contrat, inclut une indemnité de sujétion liée à l’utilisation à titre professionnel d’une partie de son domicile à raison d’un montant mensuel de 50 euros bruts. Besides, the base salary of Mr. Benjamin HAYCRAFT, as provided for in article 5 of this employment contract, includes an inconvenience indemnity related to the use for professional purposes of a part of his domicile for a monthly amount of 50 euros gross.

8 4.5. Par ailleurs, il est expressément convenu entre les parties que les fonctions de Monsieur Benjamin HAYCRAFT l’amèneront à effectuer des déplacements fréquents en France et à l’étranger, notamment auprès des clients et prospects de la Société. 4.5. Additionally, it is expressly agreed that the duties of Mr. Benjamin HAYCRAFT will require him to make frequent trips in France and abroad, especially to visit prospective and existing customer. Les parties s’accordent sur le fait que la mobilité de Monsieur Benjamin HAYCRAFT constitue une condition essentielle du présent contrat. The Parties agree that the mobility of Mr. Benjamin HAYCRAFT constitutes an essential condition of the present contract.

9 4.6. Dans l’hypothèse où la Société ou bien la filiale française qu’elle pourrait être amenée à constituer ouvrirait des locaux en France, Monsieur Benjamin HAYCRAFT accepte que son lieu de travail puisse y être transféré et qu’il soit par conséquent mis fin à la situation de télétravail. 4.6. Should the Company or the French subsidiary it may create open offices in France, Mr. Benjamin HAYCRAFT accepts that his place of work may be transferred there, thus ending his remote work situation. ARTICLE 5 – REMUNERATION ARTICLE 5 – REMUNERATION 5.1. En contrepartie de l’exercice de ses fonctions, Monsieur Benjamin HAYCRAFT percevra un salaire fixe annuel brut de base de 320 000 euros (trois cent vingt mille euros) payable en 12 (douze) mensualités égales et intégrant l’indemnité de sujétion prévue à l’article 4.4. des présentes . 5.1. In exchange for the performance of his duties, Mr. Benjamin HAYCRAFT will receive a fixed gross annual base salary of 320 000 (three hundred and twenty) euros payable in 12 (twelve) equal instalments and inclusive of the inconvenience indemnity provided for in Article 4.4. hereof. 5.2. Monsieur Benjamin HAYCRAFT sera en outre éligible au versement d’un bonus annuel discrétionnaire dont l’attribution et le montant seront librement déterminés par la Société. Il est précisé que le montant de ce bonus annuel discrétionnaire pourra atteindre un maximum de 30 % du salaire fixe de Monsieur Benjamin HAYCRAFT, le montant du salaire fixe étant apprécié à la date de versement dudit bonus. 5.2. Mr. Benjamin HAYCRAFT will also be eligible to the payment of an annual discretionary bonus the granting and amount of which will be freely determined by the Company. It is specified that the amount of this annual discretionary bonus may reach a maximum amount of 30 % of the fixed salary of Mr. Benjamin HAYCRAFT, taking into account the amount reached by the fixed salary on the date of the bonus payout. ARTICLE 6 – ACTIONNARIAT ARTICLE 6 – STOCK OWNERSHIP À titre informatif, la Société a mis en place un plan d’actionnariat intitulé « Plan 2011 d’option d’achat d’actions et d’intéressement » (le « Plan »). À titre strictement discrétionnaire, la Direction de la Société pourra décider de rendre Monsieur Benjamin HAYCRAFT éligible à ce Plan. For information purposes, the Company has implemented a stock ownership plan called the “2011 stock option and incentive plan” (the “Plan”). On a strictly discretionary basis, the Management of the Company may decide to make Mr. Benjamin HAYCRAFT eligible to this Plan. ARTICLE 7 – REMBOURSEMENTS DE FRAIS ARTICLE 7 –REIMBURSEMENT OF EXPENSES Les frais professionnels engagés par Monsieur Benjamin HAYCRAFT pour l’exercice de ses fonctions lui seront remboursés selon les règles et modalités en vigueur au sein de la Société, sur présentation des justificatifs correspondants. Professional expenses borne by Mr. Benjamin HAYCRAFT in the performance of his duties shall be reimbursed in accordance with the rules, terms and conditions in force within the Company, upon submission of the corresponding receipts. ARTICLE 8 – DUREE DU TRAVAIL ARTICLE 8 – WORKING TIME DURATION Au regard de la nature des fonctions exercées par Monsieur Benjamin HAYCRAFT, de l’importance de ses responsabilités, de son large degré d’autonomie et de son niveau de rémunération, celui-ci relève de la catégorie des « cadres-dirigeants » au sens de l’article L. 3111-2 du code du travail et n’est donc pas soumis à la réglementation en matière de durée du travail et de repos.

10 Considering the nature of Mr. Benjamin HAYCRAFT’s duties, the importance of his responsibilities, hissignificant level of autonomy and remuneration, he belongs to the category of “managing executives” (“cadres dirigeants”) within the meaning of article L. 3111-2 of the French employment code and are therefore not subject to the rules governing working time and rest. La rémunération convenue au regard desfonctions de Monsieur Benjamin HAYCRAFT restera donc The remuneration agreed upon in consideration of Mr. Benjamin HAYCRAFT’s duties shall therefore indépendante du temps effectivement consacré à l'exercice de celles-ci.

remain independent from the time he effectively dedicates to the performance of these duties.

ARTICLE 9 – CONGÉS PAYÉS

Monsieur Benjamin HAYCRAFT bénéficiera de droits à congés payés conformément aux dispositions légales, réglementaires et conventionnelles en vigueur.

Les dates des congés payés de Monsieur Benjamin HAYCRAFT seront fixées avec l'accord de la Société, laquelle tiendra compte, dans la mesure du possible, de ses souhaits. Les impératifs liés à l'organisation de la Société primeront en la matière.

Les congés payés ne pourront pas être reportés d'une année sur l'autre.

ARTICLE 9 – PAID VACATION

Mr. Benjamin HAYCRAFT shall be entitled to paid vacation in accordance with the applicable legal provisions, regulations and collective bargaining agreement.

The dates of Mr. Benjamin HAYCRAFT annual vacation shall be set in agreement with the Company which shall take into account his wishes as far as possible. The requirements linked to the organization of the Company shall take precedence.

Paid vacation may not be carried over from a year to another.

ARTICLE 10 – AVANTAGES SOCIAUX

Monsieur Benjamin HAYCRAFT sera affilié aux régimes sociaux français, dont le régime de retraite complémentaire obligatoire unifié Agirc-Arrco.

Il bénéficiera également des garanties de prévoyance et de complémentaire frais de santé souscrites par la Société.

À cet effet, Monsieur Benjamin HAYCRAFT accepte expressément que les cotisations salariales relatives aux régimes susvisés soient déduites de son salaire mensuel brut.

ARTICLE 10 – SOCIAL BENEFITS

Mr. Benjamin HAYCRAFT shall be affiliated to the French social schemes, including the unified Agirc-Arrco compulsory complementary pension plan.

He shall also benefit from the welfare and healthcare insurance schemes subscribed by the Company.

To this end, Mr. Benjamin HAYCRAFT expressly accepts that his contributions relating to the said schemes will be deducted from his monthly gross salary.

ARTICLE 11 – OBLIGATIONS D'EXCLUSIVITE ET DE NON-DENIGREMENT

Pendant toute la durée du présent contrat Monsieur Benjamin HAYCRAFT devra réserver à la Société l'exclusivité de ses services et ne pourra avoir aucune autre occupation professionnelle, même non concurrente, sans autorisation écrite expresse et préalable de la Société.

ARTICLE 11 – OBLIGATIONS OF EXCLUSIVITY AND NON-DISPARAGEMENT

Except with the prior and written authorization of the Company, throughout the duration of the present contract, Mr. Benjamin HAYCRAFT shall work exclusively for the Company and shall not take up any other professional occupation, notwithstanding the fact that such occupation does not compete with the business of the Company.

11

12 Pendant la durée du présent contrat de travail et après sa cessation, Monsieur Benjamin HAYCRAFT s’oblige à ne jamais tenir de propos négatifs qui critiquent, ridiculisent ou dénigrent la Société ou le groupe auquel elle appartient, ou ses actionnaires ou son personnel. During the term of the present employment contract and thereafter, Mr. Benjamin HAYCRAFT agrees not to make any statement that criticizes, ridicules, disparages, or is otherwise derogatory of the Company or the Group to which it belongs or its shareholders or staff. ARTICLE 12 – CONFIDENTIALITÉ ARTICLE 12 – CONFIDENTIALITY Monsieur Benjamin HAYCRAFT s’engage à ne pas divulguer, communiquer, laisser divulguer ou laisser communiquer, ainsi qu’à ne pas utiliser directement Mr. Benjamin HAYCRAFT undertakes not to disclose, communicate, or allow to be disclosed or communicated, as well as not to use directly or

13 ou indirectement des informations ou renseignements confidentiels de toute nature, dont il aura eu connaissance, que ceux-ci soient relatifs à son activité au sein de la Société ou à toute autre société du groupe auquel la Société appartient, concernant notamment les projets, les études, rapports et analyses, et plus généralement toute donnée technique, commerciale, financière ou administrative, et les affaires de la Société et de son groupe en général. indirectly, confidential information or secrets of any type whatsoever, which he acquires or of which he becomes aware, whether they are relating to the Company or any of the companies belonging to the Company’s group, and in particular with respect to projects, reports, analysis, and more generally other technical, commercial, financial, or administrative information and the business of the Company and of the Company’s group in general. Monsieur Benjamin HAYCRAFT s’engage à ne rien publier qui serait basé sur les travaux effectués pour le compte de la Société ou des sociétés de son groupe, ou en lien avec ces travaux, ni divulguer des informations, résultats, etc. obtenus chez des tiers, sans l’accord écrit préalable de la Société. Mr. Benjamin HAYCRAFT undertakes not to publish anything based on or related to the work performed in PLUG POWER INC or any of its affiliates, nor to reveal any information, result, etc. obtained from third parties without the written prior consent of the Company. Le présent engagement de Monsieur Benjamin HAYCRAFT est valable tant pendant la durée d’application du présent contrat qu’après sa résiliation et ce jusqu’à ce que l’information concernée ne soit plus couverte par une quelconque obligation de confidentialité et généralement connue du public comme un fait certain. Mr. Benjamin HAYCRAFT’s undertakings, in this regard, shall remain valid both for the entire duration of this contract and indefinitely after its termination, but only for so long as the relevant information shall remain confidential and until it is known by the public as an established fact. Monsieur Benjamin HAYCRAFT s’engage à remettre sans délai à la Société tous documents, données ou produits en sa possession relatifs à l’activité de cette dernière, de quelque nature qu’ils soient, et ce, lors de la résiliation du présent contrat ou à tout autre moment à la demande de la Société. Mr. Benjamin HAYCRAFT undertakes that, upon the termination of this contract or at any time upon the Company’s request, he will return to the Company without delay all documents, data or products in his possession relating to the activities of the Company, whatever their nature may be. ARTICLE 13 – NON-DÉBAUCHAGE ARTICLE 13 – NON-SOLICITATION Dans le cas où ce contrat prendrait fin pour quelque raison que ce soit, Monsieur Benjamin HAYCRAFT s’interdit, pendant une période de douze (12) mois à compter de la date de son départ effectif de la Société : In the event that this contract is terminated for any reason whatsoever, Mr. Benjamin HAYCRAFT undertakes, for a period of twelve (12) months as from the date of his effective departure from the Company: i. de proposer un emploi à toute personne qui était, au moment de ce départ effectif ou au cours des douze (12) mois précédents, un salarié de la Société ou de tenter, par quelque moyen que ce soit, directement ou indirectement, de persuader ou d’inciter cette personne à accepter un autre emploi ou à quitter la Société ; ii. d’embaucher, ou de faire embaucher par un tiers, toute personne qui était un salarié de la Société, au moment de ce départ effectif au cours des douze (12) mois précédents.

14 i. not to offer to any person who was, at the time of his actual departure or during the twelve (12) months preceding the departure, an employee of the Company, orto attempt by any means, directly or indirectly, to persuade or incite this person to accept another employment or to leave the Company and ii. not to hire any person who was an employee of the Company at the time of his actual departure or during the twelve (12) months preceding this effective departure, or to have them hired by a third party.

15 Article 14 – NON-CONCURRENCE Article 14 – NON-COMPETE De par ses fonctions, Monsieur Benjamin HAYCRAFT aura accès à des informations techniques, financières et commerciales confidentielles de haute importance sur les activités et la clientèle de la Société. Considering his duties, Mr. Benjamin HAYCRAFT will have access to highly sensitive confidential technical, financial and commercial information regarding the business and the client portfolio of the Company. En conséquence, les Parties sont convenues d’insérer la présente clause de non-concurrence, étant précisé que celle-ci a uniquement pour but de protéger les intérêts légitimes de la Société et n’a pas pour objet ni pour résultat d’interdire l’exercice de son activité professionnelle par Monsieur Benjamin HAYCRAFT, ce qu’il reconnaît expressément. Consequently, the Parties have agreed to insert the present non-compete clause, it being understood that the sole purpose of this provision is to protect the legitimate interest of the Company and that it does not have for object, nor for consequence, to prevent Mr. Benjamin HAYCRAFT from exercising his professional activity, a fact which he expressly acknowledges. À l’expiration de son contrat de travail, quelle qu’en soit la cause, Monsieur Benjamin HAYCRAFT s’interdit pendant une durée de trois (3) mois et sur l’ensemble de la zone Europe, de travailler, intervenir comme conseil, fournir tout service pour le compte de toute entreprise, société ou personne ou autrement exercer ou prendre part à toute activité de quelque nature que ce soit et en quelque qualité que ce soit, de manière directe ou indirecte, à titre personnel ou par l’intermédiaire d’un tiers, qui serait susceptible de concurrencer les activités de la Société, en particulier dans le domaine de la conception ou de la production de systèmes de piles à combustible à membrane d’échange de protons pour toute application ainsi que leurs composantes, ou de membranes d’électrodes par assemblage de membranes d’échange de protons (« PEM MEA’s ») pour toute application ainsi que leurs composantes, ou encore toute activité dans le domaine de la production, du transport, du stockage, de la diffusion ou de l’utilisation de l’hydrogène, sous forme gazeuse ou liquide, par tout procédé, en ce compris l’électrolyse et la liquéfaction, ou toute autre industrie dans laquelle la Société a exercé une activité au cours de l’emploi de Monsieur Benjamin HAYCRAFT ou bien que la Société a activement envisagé d’exercer au cours de cette même période. Upon the termination of his employment contract, whatever the cause, Mr. Benjamin HAYCRAFT covenants and agrees that, for a three (3) month period and within the entire Europe region, he will not either directly or indirectly, individually or through a third party, work for, consult with, provide any services to any firm, entity or person or otherwise exercise in any capacity or engage in a business of any kind which would be competing with that of the Company and especially the business of designing or manufacturing PEM fuel cell systems for any application or the PEM fuel cell system components thereof, PEM MEA’s for any application or the components thereof, or for any business involved in generating, transporting, storing, dispensing or using hydrogen, whether in liquid or gaseous form, including, but not limited to, electrolysis, liquefaction or otherwise, or any other industries in which the Company has done business during Mr. Benjamin HAYCRAFT’s employment with the Company or which the Company was actively considering during such period. Cette obligation aura comme contrepartie, pendant la durée de non-concurrence, une indemnité mensuelle égale à 5/10èmes de la moyenne mensuelle des appointements ainsi que des avantages et gratifications contractuels – c’est-à-dire des éléments de rémunération prévus à l’article 5 des présentes – dont Monsieur Benjamin HAYCRAFT aura bénéficié au cours de ses douze derniers mois de présence dans la Société. This obligation will be compensated throughout the non-compete period with a monthly allowance equal to 5/10th of the monthly average of the remuneration and of the contractual benefits and bonuses – meaning the remuneration elements provided for in article 5 hereof – Mr. Benjamin HAYCRAFT will have received during his last twelve months within the Company.

16 Toutefois, en cas de licenciement, cette indemnité mensuelle sera portée à 6/10èmes de cette moyenne tant que Monsieur Benjamin HAYCRAFT n’aura pas However, in case of dismissal, this monthly allowance will be increased to 6/10th of this average as long as Mr. Benjamin HAYCRAFT does not find

17 retrouvé un nouvel emploi et dansla limite de la durée de non-concurrence. a new job and within the limit of the non-compete period. La Société se réserve la possibilité de relever Monsieur Benjamin HAYCRAFT de la présente obligation de non-concurrence, sous réserve de l’en informer par écrit dans les 8 jours à compter de la notification de la rupture de son contrat de travail ou bien, en cas de rupture conventionnelle dudit contrat, en mentionnant expressément la levée de cette obligation dans la convention de rupture. The Company reserves the right to release Mr. Benjamin HAYCRAFT of his non-compete obligation, on the condition that the Company shall inform the Employee in writing within eight days from the date of notification of the termination of his employment contract, or, in case of a mutual agreement termination of said contract, by expressly mentioning the waiver of this obligation in the termination agreement. L’indemnité mensuelle prévue ci-dessus étant la contrepartie du respect de la clause de non-concurrence, elle cesse d’être due en cas de violation de cette clause par l’intéressé, sans préjudice des dommages et intérêts qui peuvent lui être réclamés par la Société. As the monthly allowance defined above is provided as consideration for the compliance with the non-compete clause, it ceases to be payable in the event of a breach of such clause by Mr. Benjamin HAYCRAFT, without prejudice to the damages that could be claimed by the Company. Dans le cas où Monsieur Benjamin HAYCRAFT ne respecterait pas les termes de la présente clause, il devra immédiatement cesser l’activité en cause sur simple demande de la Société. In the event that Mr. Benjamin HAYCRAFT would fail to comply with the terms of this agreement, he will have to stop immediately the activity in question upon simple request of the Company. Monsieur Benjamin HAYCRAFT serait alors redevable envers la Société du remboursement des sommes indûment perçues en contrepartie de son engagement non-respecté de non-concurrence ainsi que d’une pénalité fixée forfaitairement à un montant équivalent à six mois de sa rémunération fixe mensuelle brute, sans préjudice des dommages et intérêts complémentaires que la Société pourrait demander en réparation du préjudice subi. Mr. Benjamin HAYCRAFT would then be indebted towards the Company for the reimbursement of the sums unduly received in consideration for the non-competition commitment he did not comply with, as well as a penalty set at a fixed amount equivalent to six months of his gross monthly fixed salary, without prejudice to any additional damages that the Company may claim as compensation for the harm suffered. ARTICLE 15 – PROPRIÉTÉ INDUSTRIELLE ET INTELLECTUELLE ARTICLE 15 – INDUSTRIAL AND INTELLECTUAL PROPRETY 15.1 Conformément aux dispositions de l’article L. 611-7 du Code de la Propriété Intellectuelle, Monsieur Benjamin HAYCRAFT reconnaît que les inventions faites, soit dans le cadre d’un contrat de travail comportant une mission inventive correspondant à ses fonctions effectives, soit dans le cadre d’études ou de recherches qui lui ont été spécifiquement confiées, appartiennent à la Société. 15.1 Pursuant to article L. 611-7 of the Intellectual Property Code, Mr. Benjamin HAYCRAFT acknowledges that the inventions made within the context of an employment contract which provides for an “inventive mission” which corresponds to his actual duties, or, as part of studies or research which have been specifically entrusted to his belong to the Company. Ces inventions seront susceptibles de donner lieu au versement au Salarié d’une rémunération supplémentaire évaluée conformément aux dispositions légales et conventionnelles en vigueur.

18 These inventions would entail the payment of an additionalremuneration, which will be determined by the legal and collective bargaining agreement provisions then applicable. Monsieur Benjamin HAYCRAFT reconnaît en outre que la Société est en droit de se faire attribuer la propriété ou la jouissance de tout ou partie des droits attachés au brevet protégeant les autres inventions faites soit (i) dans le cours de l’exécution de ses fonctions, soit (ii) dans le domaine d’activité de la Mr. Benjamin HAYCRAFT further acknowledges that for all the other inventions, created either (i) in the performance of his duties or (ii) in the field of activity of the Company or (iii) by using knowledge or technologies or specific methods of the Company or information acquired by the Company, the

19 Société, soit (iii) en utilisant des connaissances, des techniques ou des méthodes spécifiques à la Société, ou encore des informations procurées par la Société. Company is entitled to have assigned the ownership of, or obtain a license to, all or parts of the rights in the patent protecting the invention. Cette attribution sera susceptible de donner lieu au versement à Monsieur Benjamin HAYCRAFT d’un juste prix évalué conformément aux dispositions légales en vigueur. This attribution would entail the payment of a “fair price” to Mr. Benjamin HAYCRAFT which will be determined by the legal provisions then applicable. Monsieur Benjamin HAYCRAFT notifiera à la Société lesdites inventions, conformément aux dispositions des articles R. 611-1 et suivants du Code de la Propriété Intellectuelle. Mr. Benjamin HAYCRAFT will inform the Company of the creation of these inventions pursuant to the terms and conditions set forth in articles R. 611-1 and seq. of the Intellectual Property Code 15.2 Monsieur Benjamin HAYCRAFT s’engage à céder à la Société l’ensemble des droits d’auteur afférents aux œuvres au sens des articles L. 111-1 et L. 112-2 du Code de la Propriété Intellectuelle (CPI) créés par lui ou sous son contrôle, dans le cadre du présent Contrat (ci-après les « Créations »), notamment, mais de manière non limitative, les textes, tableaux, dessins et schémas élaborés pour toute présentation, communication ou documentation, commerciale et/ou technique, relative aux produits et/ou aux services commercialisés par la Société. 15.2 Mr. Benjamin HAYCRAFT undertakes to assign to the Company, all copyright relating to all creations as defined by sections L. 111-1 and L. 112-2 of the French Intellectual Property Code (CPI), made by him or under his control, within the framework of this Contract (hereinafter the “Creations”), including but not limited to, the texts, diagrams, drawings and patterns from every commercial and/or technical presentation, communication and documentation, related to the products and/or the services commercialized by the Company. Cette cession s’opérera au fur et à mesure de la réalisation de la Création, quel qu’en soit l’état d’achèvement. This assignment will be effective all along his creation process, the creation being finalized or not. Monsieur Benjamin HAYCRAFT s’interdit de procéder, pour lui-même ou pour tout tiers, à une quelconque démarche, de dépôt ou autre, visant à conférer une protection des Créations sur le terrain de la propriété industrielle, notamment les dessins et modèles et les marques, et/ou de la propriété littéraire et artistique. Mr. Benjamin HAYCRAFT undertakes not to carry out, for himself or for a third party, any steps whatsoever, registration or others, on the basis of the industrial property, notably designs and patterns or trademarks, and/or on the basis of copyrights, which may challenge the aforementioned rights. Monsieur Benjamin HAYCRAFT consent à la présente cession à la Société à titre exclusif et gratuit, pour toute la durée de protection des droits de propriété intellectuelle portant sur les Créations concernées, telle que prévue par le CPI et par les traités internationaux en matière de propriété intellectuelle ratifiés par la France, et pour l’ensemble des pays du monde. Mr. Benjamin HAYCRAFT’s foregoing assignment is made to the Company on an exclusive basis, at no charge, for the duration of protection of such Creation by the CPI and by the Intellectual Property international treaties ratified by France, and for every country of the world. Les droits cédés par Monsieur Benjamin HAYCRAFT à la Société sur les Créations comprennent, en application des articles L. 131-3 et

20 suivants du CPI : Mr. Benjamin HAYCRAFT’s assignment to the Company includes, according to section L. 131-3 of the CPI et seq.: (i) pour le droit d'usage, le droit de faire usage de chacune des Créations, individuellement ou ensemble, à titre personnel ou au bénéfice de tiers, à titre gratuit ou onéreux, aux fins d'effectuer toute forme de traitement, à quelque titre que ce soit ; (i) the right of use of each of the Creations, individually or together, personally or by any third parties, for free or not, for any purpose whatsoever;

21 (ii) pour le droit d'exploitation, le droit de céder ou de concéder à des tiers, en tout ou partie, sous quelque forme que ce soit, notamment par une cession, une licence ou tout autre type de contrat, tout ou partie des droits cédés sur chacune des Créations, individuellement ou ensemble, à titre temporaire ou définitif, auprès de tout public et par le biais de tout support ou de tout moyen ou réseau de communication ; (iii) pour le droit de représentation, le droit de représenter, de diffuser ou de faire diffuser chacune des Créations, individuellement ou ensemble, par tout moyen et/ou sur tout support connu ou inconnu, actuel ou futur, notamment mais sans que cette liste soit limitative, analogique ou numérique, et ce auprès de tout public et par le biais de tout support et/ou de tout moyen ou réseau de communication ; (iv) pour le droit de reproduction, le droit de reproduire, sans limitation de nombre, tout ou partie de chacune des Créations, individuellement ou ensemble, sur tout support connu ou inconnu, actuel ou futur, notamment analogique ou numérique, et par tout moyen, connu ou inconnu, actuel ou futur, notamment mais sans que cette liste soit limitative, papier, magnétique, optique, etc. ; (v) pour le droit d'adaptation, le droit d'adapter et de faire évoluer chacune des Créations, individuellement ou ensemble, le droit de réaliser de nouvelles versions de chaque Création, ou de nouvelles œuvres à partir de chacune des Créations, le droit de modifier, arranger, assembler, condenser, transcrire ou numériser chacune des Créations, individuellement ou ensemble, pour tout public et par le biais de tout support et/ou de tout moyen ou réseau de communication ; (vi) pour le droit de distribution, le droit de mettre sur le marché et de commercialiser chacune des Créations, individuellement ou ensemble, en tout ou partie, à titre onéreux ou gratuit, y compris la location ou la vente d’exemplaires, par tout procédé et/ou sur tout support, connu ou inconnu, actuel ou futur, pour tout public et par le biais de tout support et/ou de tout moyen ou réseau de communication. (vii) pour le droit de destination, le droit de définir l'usage et le prêt de chacune des Créations, individuellement ou ensemble, sous toute forme, connue ou inconnue, actuelle ou future, pour tout public et par le biais de tout support et/ou de tout moyen ou réseau de communication. (ii) the right of exploitation, i.e. the right to transfer, assign or license, in all or part, in whatever form, all or part of each of the transferred Creations, individually or together, temporarily or definitely, for any kind of public, on any kind of media, or by any mean of communication or network, without limitation; (iii) the right to broadcast each of the Creations, individually or together, by any mean or media, known or unknown, present or future, including but not limited to, analogical or digital, for any kind of public, and on any media or by any mean of communication or network, without limitation; (iv) the right of reproduction, in any quantity, all or part of the Creations, individually or together, on any media, known or unknown, present or future, including but not limited to, analogical or digital, and by any mean, present or future, known or unknown, including but not limited to, paper, magnetic, optical, etc.; (v) the right of adaptation, i.e. the right to adapt, modify, correct and make evolutions or to create derivative work from all or part of each of the Creations, individually or together, for any kind of public, on any kind of media, or by any mean of communication or network, without limitation; (vi) the right to market and distribute all or part of each of the Creations, individually or together, for free or not, by any process known or unknown, present or future, on any kind of media, for any kind of public, or by any mean of communication or network without limitation; (viii)the right of destination, i.e. the right to define the usage of each of the Creations, individually or together, under any format, known or unknown, present or future, on any kind of media, for any kind of public, or by any mean of communication or network without limitation.

22 Pour l'ensemble des droits visés au présent article, les supports et/ou moyens et/ou réseaux de communication incluent, sans que cette liste soit limitative, la diffusion directe ou indirecte par tout moyen de télécommunication, électronique, hertzien, satellitaire ou par câble, terrestre ou spatial, analogique ou numérique, télévisuelle, et de manière générale, tout support et/ou moyen et/ou réseau de communication, direct ou indirect, connu ou inconnu, actuel ou futur. For each and every right described in this article, media and/or means and/or networks include, without limitation, direct or indirect broadcast, either electronic, satellite, cable, from earth or from space, analogical or digital, and more generally, any media and/or mean and/or communication network, direct or indirect, known or unknown, present or future. 15.3 Monsieur Benjamin HAYCRAFT s’engage à divulguer promptement, exhaustivement et par écrit à la Société tout logiciel qu’il pourrait créer, seul ou en collaboration, en exécution de son contrat de travail. Le Salarié reconnaît que les droits d’auteur afférents aux logiciels appartiennent de plein droit à la Société en vertu des dispositions de l’article L. 113-9 du Code de la Propriété Intellectuelle. 15.3 Mr. Benjamin HAYCRAFT undertakes to disclose to the Company promptly, fully and in writing, any software program that he may solely or jointly create, in the performance of his employment contract; The Employee acknowledges that the author’s rights to software programs belong as a matter of law to the Company, pursuant to Article L. 113-9 of the Intellectual Property Code; 15.4 Monsieur Benjamin HAYCRAFT s’engage à divulguer et à céder promptement à la Société tout savoir-faire, notamment, à titre indicatif, toutes innovations techniques, découvertes, inventions, tous dessins, formules, essais, données, procédés, méthodes de fabrication, améliorations et autres éléments similaires, qu’ils soient ou non brevetables, qu’ils puissent ou non être protégés en vertu du droit d’auteur ou qu’ils fassent ou non l’objet d’une marque déposée. 15.4 Mr. Benjamin HAYCRAFT agrees to disclose and assign to the Company promptly, any know-how, including without limitation technical innovations, discoveries, inventions, designs, formulae, tests, performance data, processes, production methods, improvements and the like regardless whether patentable or not, copyrightable, or subject to trademark. ARTICLE 16 – RESILIATION ARTICLE 16 – TERMINATION 16.1 Ce contrat peut être résilié à tout moment par la Société ou Monsieur Benjamin HAYCRAFT à condition de respecter un préavis dont la durée sera déterminée conformément à la convention collective applicable. Toutefois, en cas de faute grave ou lourde, aucun préavis ne sera applicable. 16.1 Mr. Benjamin HAYCRAFT’s employment contract may be terminated at any time by either the Company or Mr. Benjamin HAYCRAFT, subject to a notice period, the duration of which is provided in the applicable collective bargaining agreement. However, no notice periods apply in case of serious or gross misconduct. 16.2 En cas de rupture du présent Contrat pour quelque raison que ce soit, Monsieur Benjamin HAYCRAFT remettra à la Société, lors de son départ, tous documents, rapports, études, recherches, dessins, listes, fichiers et correspondances, quel qu’en soit le support, ainsi que tout matériel appartenant à la Société qui lui auraient été remis ou dont il aurait disposé lors de l’exécution de ses fonctions. 16.2 In case of termination of this Contract for whatsoever reason, Mr. Benjamin HAYCRAFT shall return to the Company upon leaving the Company, any documents, reports, studies, researches, drawings, listings, files and correspondence, regardless of the medium, as well as any equipment, belonging to the Company that he would have used or that would have been provided to him in the performance of his duties.

23 16.3 Compte tenu du niveau de responsabilité de Monsieur Benjamin HAYCRAFT, il est expressément convenu qu’en cas de licenciement pour quelque raison que ce soit – excepté pour faute grave ou lourde – et dont la notification interviendrait 16.3 Given the level of responsibility of Mr. Benjamin HAYCRAFT, it is expressly agreed that in the event of dismissal for any reason whatsoever – other than serious or gross misconduct – and notified after the end of the first year of service of Mr.

24 postérieurement au terme de la première année d’emploi de Monsieur Benjamin HAYCRAFT auprès de la Société, Monsieur Benjamin HAYCRAFT pourra prétendre en sus des indemnités légales et/ou conventionnelles auxquelles il sera éligible, à une indemnité d’un montant brut calculé selon le barème suivant : − de plus d’un an jusqu’à trois ans d’ancienneté : 75 000 euros ; − de plus de trois ans jusqu’à six ans d’ancienneté : 125 000 euros ; − plus de six ans d’ancienneté : 150 000 euros. Benjamin HAYCRAFT at the Company, Mr. Benjamin HAYCRAFT will be entitled, in addition to the legal and/or conventional indemnities to which he will be eligible, to an indemnity for a gross amount calculated according to the following scale: − above one year up to three years of service: 75 000 euros; − above three years up to six years of service: 125 000 euros; − above six years of service: 150 000 euros. Cette indemnité versée à titre de dommages-intérêts constituera la prise en considération de l’ensemble des préjudices professionnels et moraux résultant de la rupture du contrat de travail de Monsieur Benjamin HAYCRAFT. This indemnity paid as damages shall constitute the consideration for all the professional and moral damages resulting from the termination of the. employment contract of Mr. Benjamin HAYCRAFT. En conséquence, les parties au présent contrat conviennent que le versement de cette indemnité est conditionné à la reconnaissance formelle à l’occasion de l’établissement du reçu pour solde de tout compte, de ce que le montant de l’indemnité susvisé remplit Monsieur Benjamin HAYCRAFT de tous ses droits et le couvre de l’intégralité de ses préjudices avec pour corollaire nécessaire sa renonciation à agir contre la Société et toutes les sociétés du groupe auquel celle-ci appartient pour quelque cause que ce soit en lien avec la formation, l’exécution et la rupture de son contrat de travail . Consequently, the parties to the present contract agree that the payment of this indemnity is conditioned to the formal recognition at the time of the establishment of the receipt for balance of any account, of the fact that the amount of the above-mentioned indemnity fulfills Mr. Benjamin HAYCRAFT of all his rights and covers him of the totality of his damages with, as a necessary corollary his renunciation to act against the Company and all the companies of the group to which it belongs for any cause whatsoever in connection with the formation, the performance and the termination of his employment contract. Si toutefois, Monsieur Benjamin HAYCRAFT, à la suite de la rupture de son contrat, venait à considérer que le montant de l’indemnité ne suffit pas à la remplir de tous ses droits, il retrouverait par là-même toute liberté d’action, sans pouvoir toutefois prétendre au versement de l’indemnité objet du présent article. Nonetheless, if Mr. Benjamin HAYCRAFT, following the termination of his contract, were to consider that the amount of the indemnity is not sufficient to fulfill all his rights, he would regain all freedom of action, without however being able to claim the payment of the indemnity provided for in the present article. ARTICLE 17 – DONNÉES PERSONNELLES ARTICLE 17 – DATA PROTECTION Pour les besoins du présent article, le terme « données personnelles » signifie toute information se rapportant à un individu ou à partir desquelles un individu peut être identifié. For the purpose of this article, "personal data" shall mean any information relating to an identified or identifiable individual. Monsieur Benjamin HAYCRAFT reconnaît que la Société, pour les besoins de la gestion de ses ressources humaines et de l’exécution du présent contrat, procède à la mise en œuvre de traitements automatisés des données personnelles le concernant, collectées et stockées pendant et après l’exécution du présent contrat.

25 Mr. Benjamin HAYCRAFT acknowledges that, for the purposes of human resources management and the performance of the current employment agreement, personal data relating to him are collected, stored and processed by the Company during and after the performance of the employment agreement. Conformément aux dispositions de la Loi n°78-17 du 6 janvier 1978 et aux dispositions du Règlement général sur la protection des données du 27 avril 2016 In accordance with the provisions of the Law nr. 78- 17 dated January 6, 1978, and the provisions of the Regulation on General Data Protection dated April

26 (Règlement UE 2016/679), Monsieur Benjamin HAYCRAFT dispose notamment d’un droit d’accès, de rectification et de suppression des données personnelles la concernant, un droit de limitation au traitement, un droit à la portabilité, un droit de s’opposer au traitement, un droit d’introduire une réclamation auprès d’une autorité de contrôle, ainsi qu’un droit de fournir des instructions concernant le sort de ses données personnelles après son décès, dans les limites prévues par les lois applicables. Monsieur Benjamin HAYCRAFT peut exercer ces droits à tout moment auprès de la Direction de la Société qui est également compétente pour répondre aux questions concernant les traitements automatisés mis en œuvre au sein de la Société concernant ses données personnelles. 27, 2016 (Regulation EU 2016/679), Mr. Benjamin HAYCRAFT is entitled to a right of access, modification and erasure regarding the personal data relating to him, a right to the restriction of the processing, a right to data portability, a right to oppose the processing, a right to lodge a complaint before a supervisory authority and a right to provide instructions regarding the use of his personal data after his death, in the cases provided by the applicable regulation. Mr. Benjamin HAYCRAFT can exercise these rights at any time by contacting the Company Management who is also competent to answer any questions relating to the data processing implemented within the Company regarding his personal data. Lorsque Monsieur Benjamin HAYCRAFT traite des données personnelles dans le cadre de ses fonctions, il s’engage à ne traiter ces données personnelles que pour les finalités envisagées et conformément à la politique interne de gestion des données personnelles de la Société. Les traitements de données personnelles réalisés par Monsieur Benjamin HAYCRAFT doivent être strictement limités aux opérations nécessaires à la réalisation de ses tâches. When Mr. Benjamin HAYCRAFT is processing personal data in the performance of his duties, he undertakes to process such personal data only for the envisaged purposes and in accordance with the internal information handling policy. The data processing carried out by Mr. Benjamin HAYCRAFT must be strictly limited to the operations necessary to perform the tasks entrusted to him. En cas de découverte ou de connaissance d’une faille de sécurité, Monsieur Benjamin HAYCRAFT s’engage à prévenir la Vice-Présidente des Ressources Humaines (« VP of Human Resources ») en urgence et, si possible dans l’heure et à fournir des détails sur les circonstances de cette faille. Une faille de sécurité est constituée lorsque les données personnelles qui sont détenues, stockées, transmises ou traitées de quelque manière que ce soit par la Société sont détruites, perdues, altérées, font l’objet d’un accès non autorisé ou sont indûment divulguées. Par exemple, une faille de sécurité est constituée lorsque les serveurs sont piratés, si un ordinateur portable ou une clef USB sont perdus ou si un email est envoyé à la mauvaise personne par erreur. In the event of a discovery or information of a data breach, Mr. Benjamin HAYCRAFT must inform the VP of Human Resources immediately and within an hour if possible, and provide information regarding the circumstances of this breach. A data breach exists when personal data that is owned, stored, transmitted or otherwise processed by the Company is destroyed, lost, corrupted, accessed without authorization or unduly disclosed. For example, a security breach exists when the servers are hacked, if a laptop or USB key is lost or if an email is sent to the wrong person by mistake. Un manquement aux obligations listées dans le présent article sera susceptible de constituer une faute pouvant donner lieu à une sanction disciplinaire. A breach of the obligations set out in this article may constitute misconduct which may give rise to a disciplinary sanction. Monsieur Benjamin HAYCRAFT s’engage à faire connaître, sans délai, à la Société, tout changement qui interviendrait dans sa situation personnelle concernant son adresse postale et électronique, sa situation de famille, etc. Mr. Benjamin HAYCRAFT undertakes to inform the Company immediately of any change that could occur in his personal situation concerning his home and email address, family situation, etc.

27 ARTICLE 18 – ENTRETIEN PROFESSIONNEL ARTICLE 18 – PROFESSIONAL INTERVIEW Conformément aux dispositions de l’article L. 6315- 1 du code du travail, Monsieur Benjamin HAYCRAFT est informé qu’il bénéficiera au moins In accordance with article L. 6315-1 of the French employment code, Mr. Benjamin HAYCRAFT is informed that a professional interview (“entretien

DocuSign Envelope ID: 5E1D192B-36CE-4052-A3D7-4C3061E048C0

tous les deux ans d'un entretien professionnel consacré à ses perspectives d'évolution professionnelle, notamment en termes de qualifications et d'emploi.

professionnel") will be held at least every two years in order to discuss his career development prospects, especially in terms of qualifications and role.

ARTICLE 19 – RECOMMANDÉS ÉLECTRONIQUES

Monsieur Benjamin HAYCRAFT consent à recevoir des recommandés électroniques de la Société.

ARTICLE 19 – ELECTRONIC REGISTERED LETTERS

Mr. Benjamin HAYCRAFT agrees to receive electronic registered letters from the Company.

ARTICLE 20 – LOI APPLICABLE – JURIDICTIONS COMPÉTENTES

Le présent contrat est régi par le droit français.

Tout litige s'y rapportant sera de la compétence exclusive des juridictions françaises.

ARTICLE 20 – APPLICABLE LAW – JURISDICTION

This contract is governed by French law.

The French courts shall have exclusive jurisdiction concerning any dispute related hereto.

ARTICLE 21 – TRADUCTION

En cas de conflit entre les versions en langues française et anglaise du présent contrat de travail, le texte en français prévaudra en toute circonstance.

ARTICLE 21 - TRANSLATION

In the event of a conflict between the French and English versions hereof, the French text shall prevail in all circumstances.

ARTICLE 22 – ACCORDS ANTÉRIEURS

Le présent Contrat se substitue et remplace tout autre accord oral ou écrit intervenu entre les Parties antérieurement à la date de signature du Contrat, quel qu'en soit la nature, la qualification ou la portée.

ARTICLE 22 – PREVIOUS AGREEMENTS

This Contract replaces and supersedes any other verbal or written agreement entered into by the Parties prior to the signature of the Contract, regardless of its nature, qualification or scope.

Fait le (On) [ ], en deux exemplaires originaux, un pour chaque Partie (Executed in two originals, one for each Party).

Pour la Société
Madame Tammy Kimble, VP of Human Resources

Signature :[1]/s/ Tammy Kimble

Monsieur Benjamin HAYCRAFT

Signature :[1]/s/ Benjamin Haycraft

28

DocuSign Envelope ID: 5E1D192B-36CE-4052-A3D7-4C3061E048C0 29 1 Signature précédée de la mention manuscrite « Lu et approuvé » / Signature preceded by the handwritten endorsement “Read and approved”.